Exhibit 10.6

Date: 09/17/2020		Vendor No.: ___________
	COSTCO WHOLESALE BASIC SUPPLIER AGREEMENT United States and its Territories (2019)	Dept.: _______________

SONDORS INC______________________ (“Supplier”) and Costco Wholesale Corporation (“Costco”) agree that:

A. Agreement Documents. All sales and deliveries of all products by Supplier (or any company affiliated with or acting on behalf of Supplier with respect to such sales and deliveries) to Costco or its affiliates, and all purchase orders by Costco or its affiliates to Supplier, will be covered by and subject to the terms of each of the following documents (collectively the “Agreement Documents”):

●	This Basic Supplier Agreement (“Supplier Agreement”);

●	The attached Costco Wholesale Standard Terms United States and its Territories (2019), as they may be amended in writing by Costco from time to time (“Standard Terms”), which amendments shall be posted on the Supplier portal or other location or method as specified by-Costco; and

●	Each Supplier Purchase Program Agreement, Item Agreement, or any other agreements (such as warehouse displays, promotions or rebates) that have been or will be signed (including electronically) between Supplier and Costco.

B. Inconsistency. The above Agreement Documents collectively are an agreement between us, are part of this Basic Supplier Agreement and are incorporated herein by reference, provided, however, that if there are inconsistent provisions in any of the Agreement Documents, the document lowest in the above list shall prevail over documents higher in the above list as to its subject matter. Some Agreement Documents may use the term “Vendor” rather than “Supplier.” The terms are synonymous in the Agreement Documents.

C. Purchaser. Each purchase will be made in the name of “Costco Wholesale,” but may be for the account of either Costco or one of its affiliates.

D. Costco’s Supplier Code of Conduct. Supplier agrees to comply with Costco’s Supplier Code of Conduct (2016), as it may be amended in writing by Costco from time to time, which amendments shall be posted on the Supplier portal or other location or method as specified by Costco.

E. Entire Agreement; Other Forms. The Agreement Documents are the entire agreement between the parties for the Products specified on any Purchase Order and/or Item Agreement and supersede all terms in Supplier’s invoices and other forms, and all prior oral or written communications between the parties. Neither party is entering into the Agreement Documents in reliance on any oral or written promises, representations or understandings other than those in the Agreement Documents. Costco will not be bound by, and specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of the Agreement Documents and submitted by Supplier in any invoice, confirmation, correspondence or otherwise. The Supplier Agreement and any provisions, supplements or amendments to the Supplier Agreement cannot be waived without a writing signed by an authorized official of each party.

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COSTCO WHOLESALE CORPORATION		SUPPLIER: SONDORS INC

By	/s/ Ryan Jackson	By	/s/ Storm Sondors
(Buyer)		(Signature of Owner, Officer, or other Authorized Employee)

Printed Name:	Ryan Jackson

By	/s/ Cheryl Smeby	By	Storm Sondors CEO
(GMM)			(Print Name and Title)

Printed Name:	Cheryl Smeby

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COSTCO WHOLESALE STANDARD TERMS (2019)

(U.S. AND ITS TERRITORIES)

These terms and conditions (“Standard Terms”) apply to every purchase, sale, shipment and delivery of Product from Supplier to Costco Wholesale Corporation (“Costco” or “Costco Wholesale”) or its affiliates (“Affiliate Purchasers”) and related transactions, unless otherwise agreed in writing and signed by Costco and Supplier. Each purchase will be made in the trade name of “Costco Wholesale.” but will be for the account of either Costco or one of the Affiliate Purchasers. The term “Agreement Documents” refers to all documents as defined in the Basic Supplier Agreement. For purposes of the Agreement Documents, “Supplier” shall also include any company affiliated with and acting on behalf of Supplier with respect to the performance of its obligations under the Agreement Documents (“Supplier Affiliates”). Some Agreement Documents may use the term “Vendor” rather than “Supplier.” The terms are synonymous in the Agreement Documents.

1. PRODUCT; STRUCTURAL PACKAGING SPECIFICATIONS; PALLETS.

1.1 Definition of Product. “Product” or “Products” includes all goods described in any Costco Purchase Order (“Purchase Order”) to Supplier and all samples, packaging, instructions, warnings, warranties and other materials and services normally included in the sale of, or otherwise delivered with such Product pursuant to the Agreement Documents. Some Agreement Documents may use the term “Merchandise” rather than “Product.” The terms are synonymous in the Agreement Documents.

1.2 Packing. Supplier shall comply with the Product packing (including pallets) requirements of both Costco and the designated freight carrier. If the requirements conflict, Costco’s requirements shall control. Supplier shall ensure that the Product is properly packed and loaded to prevent transit damage and tampering. Packing costs are to be included in the price of the Product. Costco reserves the right to return any Product not properly packed.

1.3 Packaging. Product must be packaged in compliance with Costco’s Structural Packaging Specifications. Supplier shall inspect all Product prior to shipment to ensure quality, safety and conformity. Costco reserves the right to return any Product not properly packaged.

2. PURCHASE ORDERS; EDI; EFT; GDSN; POST PAYMENT AUDIT; PROJECTIONS.

2.1 Purchase Order. Supplier may ship only in accordance with a written Purchase Order received from Costco. Purchase Orders will ordinarily be delivered by Electronic Data Interchange as provided for below. Shipment in response to a Purchase Order is acceptance of the Purchase Order and of these Standard Terms, as they may be amended in writing by Costco from time to time.

2.2 EDI. Supplier is required to send and receive data used in connection with the purchase and sale of Product via Electronic Data Interchange (“EDI”). EDI mapping standards for all documents are available by contacting EDI@costco.com.

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

2.3 EFT. Supplier is required to accept Costco payment obligations by Electronic Funds Transfer (“EFT”). Supplier shall comply with EFT terms and conditions.

2.4 GDSN. Supplier is required to provide Product data attributes via the GS1 Global Data Synchronization Network (“GDSN”) as specified by Costco. Product attributes and GS1 certified data pool provider information is available by contacting GDSN@costco.com.

2.5 Post Payment Audit. Costco (or a designated affiliate) reserves the right to conduct post payment audits of Supplier. In most cases, post payment audits take place within three years of either a singular transaction or the completion of a contractual program. If an audit indicates noncompliance with transaction or contractual requirements, Costco reserves the right to extend the audit time frame beyond three years. Supplier agrees to provide supporting documentation and related information upon Costco’s request.

2.6 Projection. Any projections, past purchasing history or any representations about quantities to be purchased are not binding on Costco, whether written or oral, and Costco shall not be liable for any act, forbearance or expenditure (including but not limited to expenditures for equipment, labor, materials or packaging) by Supplier in reliance on them.

3. P.O. & ITEM NUMBER. Supplier shall mark all invoices, bills of lading, packing lists and any other documents to show legibly the complete Supplier number, Purchase Order number and Costco Item number(s) to which they relate.

4. INVOICES; CLAIM FORM.

4.1 Invoices. On the date any Product is shipped, Supplier shall submit an EDI invoice to Costco in compliance with Costco’s EDI standards. Actual scale weights must be shown on all bills of lading and other shipping documents that must accompany the Product to the shipping destination.

4.2 Claims. Supplier must submit any payment dispute (invoices, returns, rebates, post payment audit deductions, etc.) on a Costco Standard Supplier Claim Form.

5. PRICE CHANGES. Prices on a Purchase Order are not subject to any increase or additional charges because of increased cost, any change in law or any other reason. Supplier must give Costco 30 days’ advance written notice of any price change on future orders.

6. PAYMENT. Unless otherwise agreed in writing, Costco shall not be obligated to pay any undisputed invoice until 30 days after delivery is completed under Section 8 (Delivery) below. Supplier must submit all invoices to Costco within six months after the date the services, deliverables, Products or goods covered by the invoice were supplied to Costco. In the event of a disputed invoice, Costco will pay the entire undisputed amount of the invoice and include standard remittance information and supporting documentation regarding the disputed invoice amount,

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

7. ASSIGNMENT; FACTORING OF ACCOUNT. Supplier may only assign or factor its Costco accounts receivable (in this Section referred to as an “Assigned Account”) if the following requirements are met:

(a) An owner or officer of Supplier and the factor or assignee (such factor or assignee being referred to in this Section as a “Receiver”) each provide Costco’s Vendor Maintenance Department with written authorization of the Assigned Account, and

(b) The written authorizations must be on their company letterhead addressed to Costco, and contain the Supplier number, remittance address for the Receiver and the proposed effective date of the Assigned Account.

Costco must receive advance written notice by both Supplier and Receiver of the effective date of the Assigned Account. On the effective date, Costco will begin remitting the approved “net” accounts payable to the Receiver unless Costco receives a written directive to the contrary signed by Supplier and Receiver. Such remittances will be made by Costco at the times and in the manner agreed to by Costco and Supplier in compliance with the Agreement Documents, unless otherwise agreed to by Costco. “Net” accounts payable includes all Costco-approved payments less deductions associated with Supplier. The Receiver is only entitled to the payment validly owed by Costco to Supplier and such payments are subject to all obligations of Supplier and to all rights of Costco under the Agreement Documents. The Assigned Account does not confer upon Receiver any rights superior to the limited rights provided for by operation of law in the state of Washington. Any subsequent change to and/or cancellation of an Assigned Account must be communicated to the Costco Vendor Maintenance Department in writing on company letterhead by both Supplier and Receiver not less than 14 days prior to the date of any such change or cancellation. Notwithstanding any provision of these Standard Terms, Costco’s contractual relationship will remain solely with the Supplier and nothing within this Section should be construed as creating a contractual relationship between Costco and any Receiver.

8. DELIVERY. Sales include delivery of the Product to Costco and Supplier’s delivery of the Product will occur and title and risk of loss will pass to Costco only when and to the extent Product received at the Costco location designated in the Purchase Order conforms with the terms of the Agreement Documents and a Costco employee (i) has signed the bill of lading; or (ii) provides an electronic receipt acknowledging receipt of Product; or (iii) signs other shipping documents acknowledging Costco’s receipt of Product. Supplier will be responsible for making all claims with the carrier for any losses or damages and/or rework expenses regardless of whether Costco arranges carriage, designates the carrier and/or pays the freight. If the Purchase Order designates an FOB sale with delivery to an ocean port or carrier for ocean shipment, the terms of sale and delivery will be FOB Vessel Incoterms 2010.

9. SHIPMENT; RIGHT TO CANCEL.

9.1 Shipment; Cancel. For freight prepaid shipments, Costco may at any time cancel any shipment not actually received by Costco by the “Arrival Date” shown on the Purchase Order, without cost to or further obligation by Costco. For freight collect shipments, Costco may cancel any shipment not ready for scheduled pickup at Supplier’s facility on the “Ship Date” shown on the Purchase Order, without cost to or further obligation by Costco.

9.2 Late Shipment. Supplier shall notify Costco immediately if its prepaid carrier will not arrive by the Purchase Order Arrival Date. When a Costco collect carrier arrives on the Purchase Order pickup date and Supplier is not ready to load, Supplier is responsible for any actual costs incurred by Costco due to the delay. On a freight prepaid basis and only with Costco’s written authorization, Supplier may ship back orders and late shipments at Supplier’s expense. Costco retains the right to cancel or reject any late shipment at its sole discretion.

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

10. COMPLIANCE WITH LAWS; AUDITS.

10.1 Compliance with and Definition of Laws. Supplier represents and warrants to Costco that all Product will, at all times while the Agreement Documents are in effect, be manufactured, harvested, processed, packed, packaged, labeled, tagged, tested, certified, accurately marked, weighed, inspected (collectively “Produced”), shipped, tracked, marketed and sold in compliance with all applicable industry standards and all applicable laws, including without limitation, federal, state, provincial and local laws, judicial or administrative orders, rules, guidelines, regulations or treaties (collectively “Laws”) of the United States in force during the time the Agreement Documents are in effect. Supplier represents and warrants that it and its subcontractors/suppliers will comply with all applicable Laws of the country or countries where the Product is Produced or Product components, raw materials, or ingredients are sourced. Any reference in the Agreement Documents to the United States shall include its territories, such as the Commonwealth of Puerto Rico, unless specified otherwise. Supplier further represents and warrants that its business practices and operations pertaining to the Agreement Documents are and shall remain in compliance with all applicable Laws. By way of example, Laws shall include, without limitation, laws relating to labor, health, safety, privacy, finance, information technology, import and export controls, immigration, environment, toxic substances, serial and identification numbers, labeling, language, country of origin designation, and Customs requirements; all FDA, DOT, OSHA and EPA regulations; the Federal Meat Inspection Act or Poultry Products Inspection Act, or any other food safety statute; and the requirements of California Proposition 65.

10.2 Laws of Other Countries and Territories. Supplier warrants that all Product to be sold in a country or territory as specified in an Item Agreement or otherwise agreed by the parties will meet all applicable legal requirements of that country or territory.

10.3 Trade Preferences; Customs Audit. For Product to be shipped outside of the United States or Puerto Rico. Supplier shall (a) explicitly guarantee the accuracy and completeness of all documentation and certifications submitted to support trade preference, and (b) maintain and produce upon request by Costco or any authorized government agency in the United States, Puerto Rico or the country where the Product will be shipped, all documentation necessary to determine duty treatment and/or claims for trade preferences. In order to fulfill its obligations under this Section, Supplier shall require its own suppliers to maintain and produce similar documentation for components they provide. In the event of a denial by Customs of any special duty claim at the time of entry or during a subsequent Customs audit, Supplier shall be liable for any duties, penalties and interest owed whether by Costco or Supplier, on account of such denial.

10.4 Facility Audits. Supplier consents to inspections of Supplier’s premises at Supplier’s sole cost and expense, by Costco or Costco agents, for matters related to the Agreement Documents, including without limitation, Non-Food GMP audits, Food GMP audits, Non-Food Quality Assurance audits and Supplier Code of Conduct Audits, with respect to quality, safety, worker’s protections, supply chain security and other subject matter relevant to the Products Produced. Supplier agrees to execute and/or furnish to Costco upon request, all certifications, guarantees and other documents regarding and confirming compliance with all applicable Laws.

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

10.5 Information Technology Audit. Supplier further represents and warrants that it complies with all Laws applicable to its business operations that prohibit the use of stolen or misappropriated information technology, which includes hardware or software acquired or used in violation of applicable law, and upon request, shall submit to an audit by Costco or a designated third party to confirm compliance with this Section. If such audit indicates that Supplier is using stolen or misappropriated information technology in its business operations and Supplier, after having received notice of the non-compliance, fails to cure the same within a reasonable period of time, Costco may declare Supplier to be in breach of the Agreement Documents and may cancel any outstanding Purchase Order upon notice to Supplier.

10.6 Anti-Corruption Audit. Supplier consents to Costco conducting inspections of its books and records and making other inquiries to confirm Supplier’s compliance with applicable anti-corruption and anti-bribery laws and shall provide reasonable cooperation to Costco or its agents to schedule and conduct such audits and inquiries.

10.7 Notice of Non-Compliance. Supplier must give prompt written notice to Costco of any facts it learns indicating that either the Product or Supplier is allegedly or actually not in compliance with the Laws or any provision of the Agreement Documents. Costco reserves the right to cancel any Purchase Order or reject or revoke acceptance of any Product if it reasonably believes that the Product and/or Supplier is not in compliance with any applicable Laws or any provision of the Agreement Documents.

10.8 Conflict Minerals. Pursuant to Section 1502 of the Dodd-Frank Wall Street Reform, Consumer Protection Act and any similar Laws, Supplier represents and warrants that, based on a good faith inquiry and except as otherwise separately disclosed in writing, the Product does not contain any Conflict Minerals. Upon Costco’s request, Supplier shall produce to Costco evidence of its due diligence supporting this representation and warranty. The term “Conflict Minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, tantalum, tin and tungsten and any other minerals or derivatives that the United States Secretary of State determines to be financing conflict in a Covered Country, and “Conflict Minerals” shall mean any of them.

11. SAFETY AGENCY LISTING. All electrical merchandise has been evaluated by an Occupational Safety and Health Administration (OSHA) recognized testing laboratory which is listed on the Nationally Recognized Testing Laboratories’ (NRTL) website, and the listing/certification is current and valid and bears all respective NRTL required markings: https://www.osha.gov/dts/otpca/nrtl/nrtllist.html.

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

12. ABILITY TO SELL.

12.1 Representations and Warranties. Supplier represents and warrants to Costco that:

(a) the Product and its distribution, promotion, display, sale and use will not infringe or violate any patent, trademark, trade dress, trade name, copyright or other right of any third party;

(b) Costco’s purchase and resale of the Product will not violate the distribution rights of any third party:

(c) the Product is without defects and has adequate warnings and instructions;

(d) Supplier is not a party to any agreement or understanding, and there is no other impediment or restriction that limits, prohibits or prevents Supplier from selling and delivering the Product to Costco, or limits, prohibits or prevents Costco from re-selling the Product or fully performing its obligations under the Agreement Documents: and

(e) the Product is not subject to any antidumping duty or countervailing duty investigation or order in any country where Product is manufactured and/or sold. Without limiting any other remedies, Costco may cancel any Purchase Order for Product that is or becomes the subject of an antidumping duty or countervailing duty investigation or order.

12.2 California Prop. 65. Supplier represents it is fully aware of, and agrees to comply with, California Proposition 65 (Cal. Health & Safety Code §§ 25249.5-25249.13) and its implementing regulations (27 CCR § 25000 et seq), including the following:

(a) The Product must not contain chemicals known to the State of California to cause cancer or reproductive toxicity; or

(b) The quantity of the chemical in question is in compliance with the Federal and California standards, or the Product must carry a warning label that complies with California law.

12.3 SDS. Supplier shall provide Costco a current Safety Data Sheet (“SOS”) that meets the requirements of OSHA regulations and California Admin. Code, 8 CCR § 5194, or a statement from the manufacturer that no SDS is legally required for the Product.

12.4 Puerto Rico Distribution Rights. For Product to be sold in Puerto Rico, Supplier hereby represents, warrants and agrees that (i) Supplier is and will be authorized to sell to Costco every item of Product or service it sells to Costco for resale or use in Puerto Rico; and (ii) that the sale of these items or services to Costco will not violate the distribution rights of others.

12.5 Product Approval. Costco’s approval or contribution to any Product promotional material, sample, label or packaging, including laboratory tests and inspections, shall not relieve Supplier’s sole responsibility to ensure that the Product promotional materials, labelling and/or packaging conform to applicable specifications and comply with all Laws and Supplier’s other obligations under the Agreement Documents.

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

13. REJECTION; PRODUCT RETURN.

13.1 Reject or Revoke. Costco, at its option may, at any time, reject (or revoke acceptance of) and either return to Supplier or hold at Supplier’s risk and expense, any Product, shipment or portion thereof that Costco determines:

(a) is non-conforming with the terms of the Agreement Documents in any way;

(b) is shipped contrary to Costco’s instructions;

(c) is in excess or short of the quantities covered by the Purchase Order;

(d) is the subject of a recall or safety notice as provided in Section 18 below;

(e) allegedly contains any defect or inadequate warnings, labeling, instructions, or safety guards;

(f) allegedly violates any Laws or fails to meet any applicable governmental or industry standards;

(g) allegedly fails to comply with any Customs requirements; or

(h) allegedly infringes any patent, trade name, trade secret, trade dress, trademark, copyright, privacy rights or other right of any third party.

Payment of any invoice does not limit Costco’s right to reject or revoke acceptance.

13.2 Net Landed Cost. Supplier hereby assumes, and shall bear and pay all risks and expenses of unpacking, examining, repacking, storing, holding and/or reshipping or returning any such Product, and shall reimburse Costco its Net Landed Cost for such Product as shown on the books of Costco, in addition to any other remedies available to Costco. For purposes of the Agreement Documents, Costco’s “Net Landed Cost” means the price of the Product plus all freight, packaging, customs, storage and handling costs, including those costs related to revocation, rejection or return of the Product, to and from Costco’s depots and warehouses. In the event Supplier’s payment terms include a cash discount, Supplier will refund Costco only the amount Costco paid for the Product if Costco rejects or revokes acceptance of any Product, not the amount of any cash discount Costco received.

13.3 Combined or Commingled Products. If Costco rejects or revokes acceptance of Products that have been combined or commingled with other products, Supplier shall, at Costco’s option replace the rejected or revoked Products and be responsible for all costs of repacking the combined or commingled merchandise or shall purchase from Costco all components of the combined or commingled merchandise at Costco’s Net Landed Cost.

13.4 Defective Allowance. Supplier is responsible for all amounts arising from Costco’s rejection or revocation of acceptance of Product and any amounts actually incurred over and above any negotiated defective allowance.

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

13.5 Effect of Cancellation. In the event Costco cancels any Purchase Order pursuant to the Agreement Documents, rejects or revokes any Product for any reason set forth in this Section 13, accepts customer returns pursuant to Section 14 (Customer Returns), or exercises its rights under Section 15 (Refunds; Offsets), Costco shall not be liable to Supplier for any costs, expenses or damages of any kind arising out of Costco’s exercise of its rights under the Agreement Documents.

14. CUSTOMER RETURNS. Costco may pursuant to Section 13.1 reject or revoke acceptance of and return to Supplier any Product returned by Costco’s customers. For any Products returned by customers, Costco reserves the right to return such Products to Supplier or to salvage, donate, dispose of, re-use, refurbish or recycle such Products at Supplier’s sole cost and expense.

15. REFUNDS; OFFSETS. At Costco’s option, Supplier shall grant a full refund to Costco or, if Costco so elects, a credit or replacement with respect to any shipment, Product or portion thereof that Costco rejects, returns or revokes acceptance. Costco may also offset costs associated with defective packaging, monies owed for regulatory fines or penalties (including associated attorneys’ fees), any rebates/incentive allowances, the cost of processing third party subpoenas and any other amounts owed or to be owed by Supplier against amounts Costco owes to Supplier. Costco may, at the end of a season, at the close of a business relationship, or otherwise, hold back a reasonable reserve for future claims against amounts owed, including but not limited to reasonable anticipated arbitration/litigation expenses. In the event there remains an outstanding balance owed Costco after such offset, Supplier shall immediately pay to Costco said balance.

16. INDEMNITY. To the fullest extent permitted by law, Supplier shall defend, hold harmless and indemnify Costco, its subsidiaries, affiliates, and their employees, agents and representatives (collectively “Costco Indemnitee(s)”) from and against any and all claims, suits, actions, demands, damages, liabilities, losses, fines, penalties, costs and expenses (including reasonable attorneys’ and experts’ fees) (collectively “Damages”) arising out of any purchase and/or sale of Product and including without limitation any of the matters in the following subparagraphs, provided that this indemnity shall not extend to Damages claimed by one Costco Indemnitee against another Costco Indemnitee:

(a) Any actual or alleged infringement or misappropriation of any patent, trademark, trade name, trade dress, copyright or other right relating to any Product;

(b) Any actual or alleged breach of the Agreement Documents;

(c) Any actual or alleged injury to any person, damage to any property, or any other damage or loss, by whomsoever suffered, claimed to result in whole or in part from:

(i) the Product;

(ii) any actual or alleged defect in such Product, whether latent or patent, including without limitation any alleged failure to provide adequate warnings, labeling, packaging or instructions; or

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

(iii) the shipping, delivery and/or unloading of the Product by Supplier, its agent or representative, at a Costco warehouse or depot;

(d) Any actual or alleged violation of any Laws relating to the Product, or to its manufacture, shipment, import, labeling, weights and measurements, use or sale, or any failure to provide a Safety Data Sheet or certification;

(e) Any other act, activity or omission of Supplier or any of its affiliates, employees, representatives, agents or contractors, including activities on Costco’s premises and the use of any vehicle, equipment, fixture or material of Supplier in connection with any sale to or service for Costco; or

(f) Supplier’s failure to pay any third party for any amounts due and owing for materials, equipment, supplies, transport or services performed in connection with the Product and/or Agreement Documents.

Supplier shall provide a defense against any claims, suits, or actions against any Costco Indemnitee seeking Damages that may be covered by this indemnity (“Claim(s)”). Supplier shall appoint counsel to defend such Claims, subject to Costco’s approval, and Supplier may settle Claims with Costco’s written consent. Notwithstanding the above, Costco shall have the right, but not the obligation, to participate as it deems necessary in the handling, adjustment or defense of any Claim. If Costco elects to participate in the defense of a Claim, it will have the right to select counsel, control the defense, and settle Claims, and Supplier shall pay for all defense costs and expenses as they are incurred. Supplier will not enter into any settlement that obligates Costco without Costco’s written approval.

In connection with the indemnification obligation set forth in this Section 16, Supplier specifically waives any liability limitation or protection it otherwise might have under state worker’s compensation laws or similar laws.

The representations, warranties, indemnities and obligations of Supplier under the Agreement Documents shall not be affected, limited, or discharged in any way by•

(a) Costco’s acceptance of Product;

(b) Costco’s extension of warranties to its customers;

(c) Costco’s approval of Product samples, promotional materials, labels, packaging or other specifications;

(d) Costco’s approval of laboratory tests and inspections; or

(e) any other act or omission of Costco.

The obligations of Supplier under this Section 16 shall apply to the fullest extent permitted by law regardless of any strict liability or negligence (whether sole, concurrent, or contributory) by any Costco Indemnitee; provided, however, that Supplier shall have no obligation to defend, hold harmless and indemnify a Costco Indemnitee for loss caused solely by the negligence or intentional wrongful acts of Costco.

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

17. INSURANCE.

17.1 Policies. Supplier shall obtain and maintain, at its expense, a policy or policies of:

(a) Commercial General Liability Insurance (including product and completed operations, personal and advertising injury, contractual liability coverage) with a minimum of $5,000,000 each occurrence; $5,000,000 General Aggregate limit and $5,000,000 Products and Completed Operations Aggregate limit written on an occurrence form. Aggregate Limits shall apply on an annual basis. Such insurance can be any combination of primary or umbrella/excess. Insurance shall be written on a world-wide basis.

(b) Claims Made; ERP. Supplier may satisfy the requirement of Section 17.1(a) above by obtaining and maintaining a “Claims Made” general liability policy(ies), but only if the policy is submitted to and approved in writing in advance by Costco’s Risk Management department. If approved, such Claims Made policies must be maintained in effect by Supplier at all times while the parties are doing business and have a retroactive date of at least three years prior to the date of the initial Costco Purchase Order submitted to Supplier. In the event Supplier stops doing business with Costco, Supplier agrees to maintain all insurance for five years thereafter, or purchase a 3-year “Extended Reporting Period” (“ERP”).

Suppliers whose employees enter Costco’s premises for business are also required to have-

(c) Workers’ Compensation Insurance with statutory limits and Employers’ Liability Insurance (Stop-Gap Liability Insurance in monopolistic State Workers Compensation Fund states) with minimum limits of $1,000,000 per accident/occurrence for bodily injury and property damage.

(d) Automobile Liability Insurance with $1,000,000 per accident for bodily injury and property damage limits for each accident, including owned, non-owned and hired vehicles.

(e) (Puerto Rico Suppliers) Supplier shall also maintain current insurance policies of Workers’ Compensation Insurance through the State Insurance Fund (Fondo del Seguro del Estado) for Suppliers whose employees enter Costco’s premises in Puerto Rico.

17.2 Additional Insured. All policies purchased to satisfy the foregoing General Liability and Automobile Liability Insurance requirements above (including any excess or umbrella policies purchased to satisfy the General Liability limits requirements) shall name Costco Wholesale Corporation and any relevant subsidiary, proprietary company or corporation, partnership or joint venture as Additional Insureds for the duration of the required insurance. The scope of coverage afforded Additional Insureds under those policies shall be at least as broad as the coverage afforded under “Broad Form Vendor Endorsement” ISO Form CG 20 15 07 04.

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Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

17.3 Policy Limits; Primary Coverage; Waiver of Subrogation. Supplier’s insurers must be Best’s rated B+, VII (or the equivalent) or better. The limits of insurance provided shall be the greater of that set forth in these Standard Terms or the full per occurrence and aggregate limits set forth in Supplier’s insurance policies. Policy limits may not be reduced, terms changed, or any policies canceled with less than 30 days’ prior written notice to Costco. Supplier’s insurance shall provide that it is primary to and will not seek contribution from any other insurance available to Costco. Policies maintained by Costco will be excess and noncontributory to policies maintained by Supplier. All Supplier policies shall contain a waiver of subrogation by Supplier’s insurance carrier in favor of Costco and its insurance carriers with respect to all obligations assumed by Supplier pursuant to the Agreement Documents. It shall be the responsibility of Supplier to ensure that all of its agents, representatives, subcontractors, and independent contractors comply with the insurance requirements of this Section 17. Supplier shall also be responsible to pay any and all deductibles and retentions under the policies required by this Section 17.

17.4 Certificate of Insurance. Supplier shall deliver to Costco in Washington State the Certificate(s) of Insurance evidencing the coverage required by this Section 17 prior to receiving a Purchase Order from Costco, and at each policy renewal or replacement during the duration of coverage required by this Section 17. Such Certificate(s) of Insurance shall be signed by a person authorized by each insurer identified therein to bind coverage on its behalf. Any failure to provide a Certificate(s) of Insurance shall not limit or waive any rights available to Costco.

17.5 Obligations of Supplier. Nothing contained in this Section 17 shall in any way limit the indemnity obligations or other obligations of Supplier under the Agreement Documents or applicable Law.

18. RECALLS. In the event the Product is the subject of a recall (which includes safety or quality or similar notices) or other action required to bring the Product into compliance with the Agreement Documents (whether initiated by Costco, Supplier, or a government or consumer protection agency), Supplier shall be responsible for all associated costs and expenses. Supplier shall promptly reimburse Costco for all such costs and expenses incurred by or for Costco, including without limitation recalling, publishing and/or mailing notices, storing, shipping, destroying or recycling the Product (and where applicable, any products with which the Product has been processed, packaged, combined or commingled), including refunds to customers and Costco’s Net Landed Cost of unsold Product. The parties shall assist each other in all reasonable ways to resolve any claims involving Products subject to a recall or a safety, quality or similar notice.

19. TAXES. Costco’s purchase is for resale unless Costco otherwise states in writing. Supplier’s pricing invoice should be exclusive of all retail sales, use and like taxes. If claiming the resale sales tax exemption, Costco will provide Supplier, upon Supplier’s request, with valid tax exemption (resale) certificates for those states where Costco has nexus and deliveries are to be made. Supplier’s invoicing Costco for any tax or fee shall constitute a warranty that Supplier is duly registered with the agency which levies the tax or fee. If Supplier does not remit the invoiced tax or fee to the appropriate agency, and/or if the same tax or fee is subsequently assessed by the agency against Costco, Supplier shall reimburse Costco for all amounts of tax or fee Costco has remitted to Supplier to date and Supplier shall defend, indemnify and hold harmless Costco against all losses, fines, penalties, interest and expenses (including attorneys’ fees).

13

Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

20. REMEDIES; LIMITATION OF LIABILITY. The exercise of any remedy herein will be without prejudice to any other right or remedy available to either party. UNDER NO CIRCUMSTANCES, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR ANY OTHER CLAIM OR CAUSE OF ACTION, WHETHER STATUTORY OR OTHERWISE, WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY, TREBLE OR OTHER ENHANCED DAMAGES ARISING OUT OF OR RELATING TO THE AGREEMENT DOCUMENTS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE; PROVIDED, HOWEVER, THAT THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO COSTCO’S LOST GROSS MARGIN NOR PREVENT COSTCO FROM RECEIVING THE DIFFERENCE BETWEEN ITS NET LANDED COST AND THE RETAIL SELLING PRICE OF PRODUCT, SUPPLIER’S OBLIGATIONS UNDER SECTIONS 16 (Indemnification), 19 (Taxes), OR SUPPLIER’S BREACH UNDER SECTIONS 27 (Code of Conduct) or 28 (Confidentiality).

21. DISPUTES AND ARBITRATION. All Claims and disputes that (1) are between Supplier and Costco or either’s subsidiaries, parents, affiliates, officers, directors and/or employees, and (2) arise out of or relate to the Agreement Documents or their subject matter, interpretation, performance or enforcement, or any other agreement, transaction, occurrence or any applicable Law, between Supplier and Costco (including without limitation any tort or statutory Claim) (“Dispute”) will be arbitrated under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), including, if applicable, Supplementary Procedures for International Commercial Arbitration, in English at Seattle, Washington, before one neutral arbitrator who may be a national of any party and who shall be a member of the AAA’s Large Complex Case Panel. Any issues about the arbitrability of a Claim or Dispute will be determined by the arbitrator. All documents and information relevant to the Claim or Dispute in the possession of any party shall be made available to the other party not later than 60 days after the demand for arbitration is served, and the arbitrator may permit such depositions or other discovery deemed necessary for a fair hearing. The arbitrator shall have the power to require discovery of third parties (including testimony and documents) to the fullest extent allowed by federal law or the laws of the State of Washington. The hearing may not exceed two days. The arbitrator’s award shall be rendered within 120 days of the demand. The arbitrator may award interim and final injunctive relief and other remedies, but may not award damages limited in Section 20 above whether under contract, tort, statute, or any other basis for liability unless they are required by statute as determined by the arbitrator. No class arbitration shall be allowed, but other parties may be joined as necessary to resolve a Dispute. No time limit herein is jurisdictional. Any award of the arbitrator (including awards of interim or final remedies) may be confirmed or enforced in any court having jurisdiction. Notwithstanding the above. Costco or Supplier may bring court proceedings or Claims against each other (i) solely as part of separate litigation commenced by an unrelated third party, or (ii) if not first sought from the arbitrator, solely to obtain in the state or federal courts in King County, Washington, temporary or preliminary injunctive relief or other interim remedies pending conclusion of the arbitration. In the case of contradiction between the provisions of this Section 21 and the Commercial Arbitration Rules of AAA, this Section shall prevail. The limitations on remedies described above may be deemed inoperative to the extent necessary to preserve the enforceability of the agreement to arbitrate. If any provision of this agreement to arbitrate is held invalid or unenforceable, it shall be so held to the minimum extent required by law and all other provisions shall remain valid and enforceable.

14

Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

21.1 Agreement to Arbitrate. Supplier acknowledges and agrees that (i) these arbitration and Dispute provisions are valid, and that it has freely and voluntarily accepted them as part of the negotiation of the Agreement Documents, (ii) it has received consideration for agreeing to arbitrate under these terms, (iii) it has had the opportunity to consult with counsel as to whether or not to agree to arbitration, (iv) it waives any Claim it may have to immunity from arbitration, (v) any defense to arbitrability or enforcement, including but not limited to sufficiency of notice, deficiencies in the proceeding and public policy concerns are waived if not raised in the arbitration proceeding or the first opportunity for appeal, (vi) it consents to the global enforcement and execution of any arbitration award, against it and any of its assets, (vii) the Agreement Documents are an “agreement in writing” for purposes of Article II of the United Nations Convention for the Recognition and Enforcement of Foreign Arbitral Awards; and (viii) this agreement to arbitrate covers, without limitation, any Claims with respect to matters relating to the distribution rights of any of the parties arising under the Agreement Documents or any applicable Law. If for any reason this agreement to arbitrate is held invalid or unenforceable with respect to any Claim or Dispute, then the exclusive forum for that Claim or Dispute will be the federal or state courts in King County, Washington.

21.2 Puerto Rico. For Puerto Rico Suppliers of Product sold in Puerto Rico, these provisions provide for MANDATORY ARBITRATION in Seattle, Washington. The arbitrator must be a resident of Washington State or King County, Washington. Supplier acknowledges and agrees that (1) it has freely and voluntarily accepted these arbitration and Dispute provisions as part of the negotiation of the Agreement Documents, (2) it has received consideration for agreeing to arbitrate, (3) it has had the opportunity to consult with counsel as to whether or not to agree to arbitration, and (4) this agreement to arbitrate covers, without limitation, any Claims with respect to matters relating to distribution rights of any of the parties arising under the Agreement Documents or any applicable Laws. If for any reason this agreement to arbitrate is held invalid or unenforceable with respect to any Claim or Dispute, then the exclusive forum for that Claim or Dispute will be the federal or state courts in King County, Washington.

22. VENUE; ATTORNEYS’ FEES. Supplier consents to the personal jurisdiction and exclusive venue of the federal and state courts in King County, Washington, for any court action or proceeding allowed under the Agreement Documents. The prevailing party in any arbitration or court action or proceeding shall be awarded its reasonable attorneys’ fees, expenses (including without limitation expert witness fees) and costs.

23. GOVERNING LAW. The Agreement Documents and all agreements between Supplier and Costco shall be governed by and construed according to the laws of the State of Washington, without regard to conflicts of laws principles. The United Nations Convention on Contracts for the International Sale of Goods does not apply to the Agreement Documents.

24. SEVERABILITY. If any provision of any Agreement Document or of any agreement between Supplier and Costco is held invalid or unenforceable, it shall be so held to the minimum extent required by law and all other provisions shall remain valid and enforceable.

15

Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

25. BAR CODES. Supplier shall provide to Costco and place on all Product sold to Costco an accurate scannable global trade identification number (“GTIN”) and Costco’s assigned item number. If Supplier fails to place an accurate scannable GTIN and/or item number on any Product, Costco may assess Supplier for Costco’s internal costs and any associated fines, costs, expenses or attorneys’ fees levied. Costco reserves the right to impose requirements for similar evolving technology like RFID (radio-frequency identification).

26. INTELLECTUAL PROPERTY. The ownership and exclusive use of the trademarks and other intellectual property owned by or under license to Costco Wholesale and/or its affiliates, which include without limitation COSTCO WHOLESALE (and all derivatives thereof) and KIRKLAND SIGNATURE (and all derivatives thereof) shall remain vested in Costco Wholesale and/or such affiliates as the case may be, and Supplier shall have no rights or interest in them. Supplier agrees that prior to using such intellectual property in any manner, it will obtain prior written consent and, in the event of such consent, will comply with Costco’s Trademark/Logo Guidelines. Supplier shall not contest, directly or indirectly, the ownership, validity, or enforceability of such intellectual property or use any other confusingly similar intellectual property.

27. SUPPLIER CODE OF CONDUCT. Supplier agrees to comply with Costco’s Supplier Code of Conduct. Supplier further represents and warrants that it and its subcontractors/suppliers do not use any form of slave labor, forced, bonded and indentured labor, illegal prison labor or illegal child labor, or physically abuse their workers, engage in human trafficking or sexual exploitation, and that it will disclose to Costco prior to producing Merchandise for a Purchase Order whether any prison labor has been or will be utilized anywhere in the supply chain. Upon review of any unsatisfactory Supplier Code of Conduct audit results, Costco, in its sole discretion, reserves the right to terminate its relationship with a Supplier or any of its subcontractors/suppliers, cancel any Purchase Order, return or revoke acceptance of affected Product and/or require corrective action be taken.

28. CONFIDENTIALITY.

28.1 Definition of Confidential Information. Supplier may be exposed to Costco’s confidential information. “Confidential Information” means non-public information, whether written, oral, recorded on tapes or in any other media or format that Costco designates confidential or which, by its nature or under the circumstances surrounding disclosure, ought to be treated as confidential. Confidential Information includes, without limitation, Personal Information (defined in Section 29), business plans, marketing plans, product plans, processes, strategies, know-how, forecasts and/or sales or financial information.

28.2 Exclusions. With the exception of Personal Information, which is always Confidential Information, Confidential Information shall not include information that Supplier can conclusively establish: (i) entered the public domain without Supplier’s breach of any obligation owed to Costco and without wrongdoing by Supplier or any third party; (ii) was lawfully disclosed to Supplier from a source other than Costco; (iii) is or was rightfully in Supplier’s possession prior to disclosure by Costco; or (iv) is independently developed by or for Supplier without use of Costco’s Confidential Information.

16

Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

28.3 Supplier’s Obligation of Confidentiality. Supplier agrees, both during and after the close of the business relationship with Costco, to hold the Confidential Information in the strictest confidence and, except as expressly permitted herein or as consented to in writing by Costco, not to disclose such Confidential Information to any third party.; provided however, Supplier is permitted to disclose relevant aspects of such Confidential Information to: (a) its officers, employees, attorneys and auditors by a public accounting firm, on a need-to-know basis in order to perform its obligations under the Agreement Documents; or (b) third parties only as required to provide Products or services to Costco or its members, provided that it obligates all such persons described in (a) and (b) above to protect the Confidential Information to the same extent as required under this Section 28. Supplier shall use the Confidential Information only to exercise rights and fulfill obligations under the Agreement Documents. Supplier shall take measures to protect the confidentiality of the Confidential Information that are no less protective than those measures it uses to protect the confidentiality of its own confidential or proprietary information (in no event, less than commercially reasonable measures).

28.4 Security Incidents. Supplier shall notify Costco in writing immediately upon learning of (i) a breach of security impacting Supplier’s information technology systems that Process Costco Confidential Information (or those of any third parties who were authorized to access the Confidential Information or with whom Supplier has shared Confidential Information); or (ii) any unauthorized, access, acquisition, use or disclosure of Confidential Information (each a “Security Incident”). Supplier will investigate the Security Incident, take all necessary steps to eliminate or contain the exposure of the Confidential Information, and keep Costco informed of the status of the Security Incident and all related matters. Supplier further agrees to provide reasonable assistance and cooperation requested by Costco in the furtherance of any correction, remediation, or investigation of any Security Incident and/or the mitigation of any potential damage. If a Security Incident enables a third party to misdirect or fraudulently induces Costco to misdirect payments intended to be made to Supplier or another party (including without limitation by a third party fraudulently representing itself as Supplier in providing payment instructions to Costco), such misdirected payments will be deemed payment made by Costco against any amounts owed to Supplier; provided, however, in the event Supplier has taken commercially reasonable administrative, physical, and technical measures to safeguard the security and confidentiality of its network and data designed to prevent any collection, use or disclosure of or access thereto, including compliance with recognized security standards, Costco and Supplier may agree on an alternative payment resolution. “Process” means the collection, recording, organization, alteration, access, disclosure, copying, retention, deletion, combination, restriction, destruction, disposal, sale, sharing, or other use of Personal Information.

28.5 Retention. Upon termination of this Agreement or upon request by Costco from time to time, Supplier will promptly return or delete Confidential Information from its systems in accordance with Costco’s instructions, and it will require similar return or deletion from any third parties who were authorized to access Confidential Information.

28.6 Legal Process. Supplier may disclose Confidential Information when legally compelled by a court or other government authority. To the extent permitted by law, Supplier shall promptly provide Costco with sufficient notice of all available details of the legal requirement and reasonably cooperate with Costco’s efforts to challenge the disclosure, seek an appropriate protective order, or pursue such other legal action as Costco may deem appropriate.

17

Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

29. DATA PROTECTION.

29.1 Processing. Supplier may be provided with, access or otherwise receive information from or on behalf of Costco that identifies or may be associated with an individual (including without limitation information about Costco members, vendors, customers, suppliers, and employees) (“Personal Information”). Supplier will (and will ensure that any person acting under Supplier’s authority to Process the Personal Information) will Process the Personal Information only (i) as needed to perform Supplier’s obligations under the Agreement Documents, and (ii) in accordance with Costco’s documented instructions, including as set forth in any of the Agreement Documents, unless otherwise required by applicable law. Supplier will not otherwise Process Personal Information. Supplier will not add Personal Information to its or any third party’s database and is prohibited from disclosing Personal Information outside of the direct business relationship between Costco and Supplier. Supplier certifies that it understands and will comply with these obligations and prohibitions related to selling, retaining, using, or disclosing such Personal Information under this Agreement. For purposes of the previous sentence, “selling” shall have the same meaning as in the California Consumer Privacy Act of 2018.

29.2 Requests/Complaints. Unless prohibited by applicable law, Supplier will promptly notify Costco (and in any case within five days) if Supplier receives any requests concerning Personal Information, including requests to access or delete Personal Information or complaints with respect to Personal Information. Supplier will not respond to any such request or complaint, other than to redirect the requester to Costco, unless expressly authorized to respond by Costco.

29.3 Deletion. Upon Costco’s request, Supplier will promptly and securely delete or destroy any Personal Information where such data is within the possession or control of Supplier. If relevant, Supplier will direct any Supplier Affiliate or subcontractor or other third party that Processes or has authorized access to such Personal Information to promptly and securely delete or destroy such data.

29.4 Confirmation. Upon completion of any actions required by this Section, Supplier will provide Costco written confirmation of Supplier’s compliance with its obligations under this Section.

30. SUBCONTRACTORS; CHANGE IN CONTROL; ASSIGNMENT.

30.1 Subcontractors. Supplier shall not subcontract, delegate or assign its obligations under the Agreement Documents without the prior written approval of Costco.

30.2 Change in Control. In the event of a change in control of Supplier, as determined by Costco in its sole discretion, Costco shall have the option but not the obligation to cancel any Purchase Order that in whole or in part has not been fully performed.

30.3 Assignment. Any assignment of the Agreement Documents without Costco’s prior written consent is void and, if approved, the Agreement Documents will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

18

Costco Wholesale STANDARD TERMS	United States and its Territories (2019)

31. NO PUBLICITY. Supplier shall not, without the prior written consent of Costco, refer to Costco or any of its affiliates as Supplier’s customer or otherwise in any media or in any manner in press releases, advertising or other public or promotional statements in any media format.

32. RELATIONSHIP OF PARTIES. The relationship between Costco and Supplier is that of an independent contractor and Supplier agrees that it has not and shall not hold itself out as, nor shall Supplier be deemed to be, an agent of Costco. The Agreement Documents do not create an exclusive relationship between Supplier and Costco or any of its affiliates, wherever located.

33. COMPLIANCE WITH ANTI-CORRUPTION LAWS. Supplier will comply with all anticorruption laws and provide assurances and documentation to Costco as may be requested from time to time that Supplier is acting in compliance with these laws and with Costco’s policies and prohibitions regarding provision and acceptance of gratuities. Supplier acknowledges that Costco employees may not, directly or indirectly, give, offer, accept, or receive gratuities (whether to or from government officials or private parties). In connection with activities that directly or indirectly involve Costco, Supplier will not give, offer, accept, or receive gratuities to any party. Supplier must promptly report to Costco actual or suspected violations of this provision.

34. TRADE LAW COMPLIANCE. Supplier will comply with all applicable trade, import and export control laws of the United States and any other applicable governmental authority (“Export Laws”). Supplier represents that it is not on the U.S. Treasury Department’s list of Specially Designated Nationals, the U.S. Department of Commerce’s Denied Persons List or Entity List, or other export control lists of the U.S. or other country. Supplier will not source any item or component thereof: (a) from any country subject to United States embargo or similar export restrictions (including, without limitation, Iran, Syria, Sudan and North Korea or national or resident thereof); or (b) from anyone on the U.S. Treasury Department’s list of Specially Designated Nationals, the U.S. Department of Commerce’s Denied Persons List or Entity List, or other export control lists; or (c) for any purpose prohibited by Export Laws.

35. ASSIGNMENT OF CLAIM. Supplier agrees to assign to Costco any and all claims Supplier might have against third parties arising out of Products or services associated with any agreement or transaction between Costco and Supplier. Supplier agrees to notify Costco within 30 days of becoming aware of any such potential claim and, should Costco accept assignment of the claim, to cooperate fully in its prosecution.

36. WAIVER. The failure by either party to insist upon strict performance of any of the provisions contained in the Agreement Documents will in no way diminish either party’s right to full performance at any time thereafter and a waiver by either party of a breach of any provision in the Agreement Documents shall not constitute a waiver of a similar breach in the future.

37. ENTIRE AGREEMENT; OTHER FORMS. The Agreement Documents are the entire agreement between the parties for the Products specified on any Purchase Order and/or Item Agreement and supersede all terms in Supplier’s invoices and other forms, and all prior oral or written communications and agreements between the parties. Neither party is entering into the Agreement Documents in reliance on any oral or written promises, representations or understandings other than those in the Agreement Documents. Costco will not be bound by, and specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of the Agreement Documents and submitted by Supplier in any invoice. Confirmation, correspondence or otherwise. These Standard Terms and any provisions, supplements or amendments to them cannot be waived without a writing signed by an authorized official of each party.

38. HEADINGS. All headings in the Supplier Agreement and the Standard Terms are for convenience only.

39. NOTICE. Unless specified otherwise in the Agreement Documents, all notices shall be in writing and shall be sent to the address specified below or to any changed address of which a party has given written notice. Notices must be sent by overnight courier that guarantees next day delivery and will be deemed given at the time received.

Notices to Costco shall be sent to the address below or any changed address that Costco provides:

Costco Wholesale

Attention: Vendor Maintenance

999 Lake Drive

Issaquah, Washington 98027

Notices to Supplier shall be sent to the most current address listed in Supplier’s Costco account.

19

COSTCO WHOLESALE

VENDOR PURCHASE PROGRAM AGREEMENT

Date: 11/30/20

New Supplier [X] Yes [ ] No (New suppliers must submit a Certificate of Insurance with this form)

Supplier Name: SONDORS, INC. BBA Supplier #: ____ - ____ Department: ____

Contact Name: Storm Sondors Fed ID # 82-1040190

Phone.... Country code (if necessary): ____ Area code: 888 Prefix: ____ Number: 928-8878 Extension: ____

Is this company 51% owned by a woman or minority? [ ] Yes [X] No

Purchase Order / Correspondence

Address: 2710 Yates Ave

City: Commerce State/Province: CA Zip/Postal Code: 90040

Country: USA Email: ____

Fax.... Country code (if necessary): ____ Area code: 626 Prefix: ____ Number: 691-5449 Extension: ____

Fax.... Country code (if necessary): ____ Area code: ____ Prefix: ____ Number: ____ Extension: ____

Accounts Payable / Remittance

Name: SONDORS, INC. Factor: [ ] Yes [X] No (Yes = remittance is sent to another company)

Address: 2710 Yates Ave

City: Commerce State/Province: CA Zip/Postal Code: 90040

Country: USA Email: ivy@sondors.com

AP Contact / Extranet Administrator

Name: Ivy Jai Email: ivy@sondors.com

Phone.... Country code (if necessary): ____ Area code: ____ Prefix: ____ Number: 626-691-5449 Extension: ____

A/P Contact name given will be your company's Extranet Administrator

EFT/ EDI

Payment Method: EFT (Electronic Funds Transfer). Send e-mail to eft@costco.com

EDI (Electronic Data Interchange) Requirements: Send e-mail to edi@costco.com

Order Desk Contact

Name: Ivy Jai

Phone.... Country code (if necessary): ____ Area code: 626 Prefix: ____ Number: 691-5449 Extension: ____

Representative

Company: Allied Marketing

Address: 200 Fairway Drive Suite 196

City: Vernon Hills State/Province: IL Zip/Postal Code: 60061

Country: USA Email: preston_k@alliedmarketing.com

Phone.... Country code (if necessary): ____ Area code: 626 Prefix: ____ Number: 475-6767 Extension: ____

Fax.... Country code (if necessary): ____ Area code: ____ Prefix: ____ Number: ____ Extension: ____

Terms / Discounts and Logistics Information

Region: [X] All US [ ] BA [ ] BD [ ] LA [ ] MW [ ] NE [ ] NW [ ] PR [ ] SD [ ] SE [ ] TX [X] E-Comm

[ ] All CA [ ] Western CA [ ] Eastern CA [ ] E-Comm CA

Country: [ ] AUS [ ] CHI [ ] ESP [ ] GBI [ ] ISL [ ] JPN [ ] KOI [ ] MEX [ ] TWN [ ] Other ____

Supplier minimum order: ____ Minimum order type (select one): [ ] Cube [ ] Dollar [ ] Masterpack [ ] Pound [ ] Other ____

Payment Terms: 0 % disc. calculated: ____ (G=gross/N=net) inv. if paid within ____ days from ROG (ROG/DOI) final payment due within 60 days

New Warehouse Payment Terms: (DOI must be approved by Costco VP)

____ % disc. calculated: ____ (G=gross/N=net) inv. if paid within ____ days from ____ (ROG/DOI) final payment due within ____ days

Home Delivery: [X] 3 day [ ] 1V ca

DFI type: ____ ____ % DFI type: ____ ____ % DFI type: ____ ____ %

Chain DFI's: [ ] Yes [X] No (Only one DFI can be a spoils allowance)

Freight Allowance: 0 % (of inv. amount) Freight Allowance: $ ____ Frt Charge: $ ____ per ____ (C=CWT, lb=lbs)

Freight Terms: COL (COL = collect, PPD = prepaid, VEN = supplier prepays freight and adds to invoice)

Misc. charge per PO: ____ % Misc. charge per PO: $ ____ Handling Charge per PO: $ ____

Days between receipt of PO and shipment: 3 DAYS New Warehouse Allowance: 0

For import item, Costco takes possession / ownership in City: ____ State/Province: ____ Country: ____

For RTV, salvage for credit, and/or destroy for credit transactions, deduct at Net Landed Cost.

This Agreement incorporates the Costco Wholesale Standard Terms, as they may be amended from time to time, and any applicable signed agreements between us.

Buyer: [signature] (Signature) Ryan Jordan (Print Name) Date: 11-30-20

GMM: [signature] (Signature) Cheryl Smeby (Print Name) Date: 11/30/2020

Supplier: [signature] (Signature of owner, Officer or Other Authorized Employee) Storm Sondors, President (Print Name and Title) Date: 11/30/20

Updated 7/25/17

20

COSTCO WHOLESALE

Vendor Purchase Program Agreement

Disposition Information

Supplier Name: SONDORS, INC. BBA Supplier #: ______ - ____ Department: ______

US or Canada Costco Locations

DISPOSITION INFORMATION – Mandatory

Credit Option	(•) Yes ( ) No OR ( ) Spoils Allows
Disposition	DST = Destroy
Effective Date	11/30/20
Donate to charity when possible	N Y/N

HOLD INFORMATION – Mandatory if "Credit Option"=credit and "Disposition"=Hold

Hold for: ______ E = exchange, I = inspection

Hold at: ______ C = cooler, D = Receiving Dock, F = Freezer, R = RTV Cage

RA INFORMATION – Mandatory if "Credit Option"=credit and "Disposition"=Destroy, Salvage, RTV, or Hold (for inspection)

RA required........	Y Y/N
RA required in wr	Y Y/N
Auto RA (blanket	N Y/N
Blanket RA #	USE DATE
If YES, it gets updated every	
Get RA Always	Y/N
or Over.........	Units
or Over.........	$
RA request form	C = Costco creates, N = Not needed, V = supplier provides form
RA Supplier Contact Name:	Ivy Jai
Contact Email Address:	ivy@sondors.com
Contact Fax #:	
Contact Phone #:	626-691-5449
Preferred contact method:	Email (Email, Fax or Phone)

RTV INFORMATION – Mandatory if "Credit Option"=credit and "Disposition"=RTV, or Hold (for inspection)

Return Limits – only one shipment every: ______ D = days, W = weeks

Do not ship unless shipment exceeds: ______ Units

Or exceeds............ ______ Dollars

BOL – total weight must exceed.......... ______ Pounds / Kilograms

Do not return item, instead return the: ______ (serial #, label, upper, packaging, etc.)

and the: ______

Ship only one item number (SKU) per box: Y/N

Ship only one (quantity) unit per box: Y/N

Select one of the following freight options..............

COLLECT. Supplier pays freight (supplier selects carrier)

Packing requirements

And/or...................... ______

And/or...................... ______ Such as: Don't put tape on leather coat, etc.

And/or...................... ______

Ship by carrier: ______ Y/N

If shipment is over: ______ pounds / kilos

Ship via carrier: ______ Acct #: ______

Ship by courier: ______ Y/N

If shipment is over: ______ pounds / kilos

Ship via carrier: ______ Acct #: ______

US (AK, HI, PR) or CN (NB, NL, NS) Offshore Costco Locations Other

DISPOSITION INFORMATION - Mandatory

Credit Option	(•) Yes ( ) No OR ( ) Spoils Allows
Disposition	DST = Destroy
Effective Date	11/30/20
Donate to charity when possible	N Y/N

HOLD INFORMATION – Mandatory if "Credit Option"=credit and "Disposition"=Hold

Hold for: ______ E = exchange, I = inspection

Hold at: ______ C = cooler, D = Receiving Dock, F = Freezer, R = RTV Cage

RA INFORMATION – Mandatory if "Credit Option"=credit and "Disposition"=Destroy, Salvage, RTV, or Hold (for inspection)

RA required........	Y Y/N
RA required in wr	Y Y/N
Auto RA (blanket	N Y/N
Blanket RA #	USE DATE
If YES, it gets updated every	
Get RA Always	Y/N
or Over.........	Units
or Over.........	$
RA request form	C = Costco creates, N = Not needed, V = supplier provides form
RA Supplier Contact Name:	Ivy Jai
Contact Email Address:	ivy@sondors.com
Contact Fax #:	
Contact Phone #:	626-691-5449
Preferred contact method:	Eamil (Email, Fax or Phone)

RTV INFORMATION – Mandatory if "Credit Option"=credit and "Disposition"=RTV, or Hold (for inspection)

Return Limits – only one shipment every: ______ D = days, W = weeks

Do not ship unless shipment exceeds: ______ Units

Or exceeds............ ______ Dollars

BOL – total weight must exceed.......... ______ Pounds / Kilograms

Do not return item, instead return the: ______ (serial #, label, upper, packaging, etc.)

and the: ______

Ship only one item number (SKU) per box: Y/N

Ship only one (quantity) unit per box: Y/N

Select one of the following freight options..............

COLLECT. Supplier pays freight (supplier selects carrier)

Packing requirements

And/or...................... ______

And/or...................... ______ Such as: Don't put tape on leather coat, etc.

And/or...................... ______

Ship by carrier: ______ Y/N

If shipment is over: ______ pounds / kilos

Ship via carrier: ______ Acct #: ______

Ship by courier: ______ Y/N

If shipment is over: ______ pounds / kilos

Ship via carrier: ______ Acct #: ______

Supplier Signature: [signature] Date: 11/30/20

Buyer Signature: [signature] 12-1-20

This Agreement incorporates the Costco Wholesale Standard Terms, as they may be amended from time to time, and any applicable signed agreements between us.

21

E-Commerce Addendum to Costco Wholesale Supplier Agreement

Supplier:	SONDORS INC

Date:	October 20, 2020

This E-Commerce Addendum (“Addendum”) supplements the Costco Wholesale Supplier Agreement and Costco Wholesale Standard Terms between the parties dated October 20, 2020 (“Supplier Agreement”). Supplier is entering into this Addendum on behalf of itself and Supplier Affiliates. All defined terms in the Supplier Agreement will have the same meaning in this Addendum.

1. Definitions. “Site” means an Internet e-commerce site of Costco or an Affiliate Purchaser or an Internet e-commerce site of a third party authorized by Costco or an Affiliate Purchaser to offer Products for sale. “Product” means all goods, packaging, instructions, warnings, warranties and other materials and services normally included or otherwise delivered with such goods purchased by Costco or an Affiliate Purchaser from Supplier and sold through a Site. “Customer” means any person or entity that purchases or receives Product through a Site. “E-Purchase Order” means a purchase order issued by Costco to Supplier based on a Customer order on a Site for Product.

2. Availability of Product. Supplier commits for the period specified in an Item Agreement to keep the Product available in its inventory and ready to ship within the interval identified in Section 7(e). Supplier shall notify Costco at least thirty (30) days prior to discontinuing any Product and at least seven (7) days prior to any expected out-of-stock position with regard to any Product. Costco may, in its sole discretion, immediately discontinue offering a Product for sale on any Site at any time.

3. Page Set-Up.

(a) Supplier shall submit to Costco, upon request, authorized still and/or video images, diagrams, graphics, information, and a written description of each Product intended for sale through a Site (together the “Product Description”). All images shall be in a form and format reasonably specified by Costco from time to time. In the event Supplier desires Costco to produce such images, Supplier shall pay Costco for such services as mutually agreed between the parties.

(b) Prior to the posting of any Product on a Site, Costco shall prepare the presentation of the Product for a Site based on the Product Description provided by Supplier (the “Page Set-Up”) and provide a copy to Supplier for its review. Supplier shall promptly notify Costco of any errors or omissions or discrepancies in the Page Set-Up or, if none, of its approval of the Page Set-Up. Supplier shall be deemed to have approved the proposed Page Set-Up if it does not respond to Costco within three (3) business days of its receipt of any proposed Page Set-Up.

(c) Costco may, at its option, adapt any approved Page Set-Up for promotional use in Costco promotional materials, including without limitation print and digital.

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

4. Authority; License. In addition to the representations and warranties in the Supplier Agreement, Supplier represents and warrants to Costco that: (a) the images, video, diagrams, graphics, information, text and other content provided to Costco in the Product Description do not violate, misappropriate or infringe any intellectual property right of any third party; (b) Supplier has all right, title and interest (including, without limitation, all permissions and licenses from third parties) in the Product Description necessary to allow use of the Product Descriptions to create, adapt, duplicate, and display the Page Set-Ups as contemplated in this Addendum; and (c) every Product to be offered for sale through a Site complies in all respects with the specifications set forth in the applicable Item Agreement and Page Set-Up. Supplier hereby grants to Costco, Affiliate Purchasers and operators of third-party Sites the non-exclusive, worldwide, royalty-free and irrevocable right and license to 11CP Product Descriptions in connection with the creation, revision, adaptation, display, duplication, and use of

5. Product Reviews. If a Site provides the capability for reviews of Product, Supplier will not submit, and will ensure that none of its employees, contractors or agents, submit any Product reviews directly or indirectly. If Supplier provides Product reviews for distribution by or through a Site, the reviews must be: (a) a representative sample of the types of reviews submitted for such Product (i.e., both positive and negative); (b) bona fide, uncompensated customer reviews; and (c) reviewers’ material connections (as defined by the Federal Trade Commission or other government authority) must be clearly and conspicuously disclosed in any such reviews. Supplier will timely answer inquiries by Costco with respect to responses to any Product reviews that Costco believes are necessary.

6. Fulfillment of Customer Orders. As agreed by the parties, Customer orders for Products may be fulfilled in any of the following ways: (a) from Costco’s inventory of Products (“Depot-Ship”), (b) by Supplier or a Supplier Affiliate from its own inventory of Products (“Drop-Ship”), and/or (c) by a third party logistics company that will fulfill E-Purchase Orders on behalf of Supplier (“3PL”).

(a) In the event of Depot-Ship fulfillment of E-Purchase Orders, Costco will accept responsibility for external packing and shipping Product to Customers, and Supplier will have no obligations under Section 7 below with respect to Depot-Ship fulfillment. Supplier will deliver Products to Costco for Depot-Ship fulfillment in Product packaging approved by Costco in advance.

(b) In the event of Drop-Ship fulfillment of E-Purchase Orders, Section 7 below shall apply.

(c) 3PL fulfillment of E-Purchase Orders is subject to Costco’s prior written consent. Section 7 below shall apply to 3PL fulfillment and to Supplier’s 3PL service provider, and Supplier shall ensure that its 3PL service provider fully and timely complies with such terms. Supplier will be primarily liable to Costco for the full and timely performance of its 3PL service provider. Before any approved 3PL service provider fulfills any E-Purchase Orders, Supplier shall provide Costco with a 3PL Confidentiality Agreement, in the form attached hereto as Exhibit A, signed by Supplier and its 3PL service provider.

(d) Costco reserves the sole and exclusive right to communicate directly with Customers. Supplier will not communicate directly with Customers without Costco’s prior written approval.

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

7. Drop-Ship and 3PL Fulfillment Terms. The following subsections apply to Drop-Ship fulfillment and 3PL fulfillment of E-Purchase Orders:

(a) Submission of E-Purchase Orders for Drop-Ship and 3PL Fulfillment. Costco may periodically issue E-Purchase Orders for Product to Supplier via Costco’s E-Purchase Order processing agent or other mutually acceptable means designated in writing by the parties. To ensure prompt attention to new Product orders, Supplier shall check for new E-Purchase Orders at least every two (2) hours during Supplier’s normal business hours; each E-Purchase Order for Product to be shipped to a Customer will include a packing slip, gift message (as applicable), a ship-to name and address, and shipping instructions.

(b) E-Purchase Order. Supplier shall sell to Costco and ship the Product specified in an E-Purchase Order upon the terms set forth in this Addendum. A E-Purchase Order submitted by Costco shall be considered an acceptance by Costco of Supplier’s offer to sell the subject Product on the terms of the applicable Item Agreement. Any projections, purchasing history and representations about quantities to be purchased are not binding, and Costco shall not be liable for any act or expenditure (including expenditures for equipment, labor, materials or packaging) by Supplier in reliance on them.

(c) Instructions for Shipping to Customers. For each shipment, Supplier shall (i) ship the Product specified in an E-Purchase Order to the Customer identified as the “Ship To” recipient (in accordance with the shinning instructions specified therein, including, but not limited to freight insurance and Customer number, Supplier shall include Costco’s E-Purchase Order number in the reference field of the shipping document. If Supplier contracts for shipping, Supplier shall use a Costco-approved shipping carrier and shall require the carrier to look only to Supplier for payment of shipping and related charges. Supplier shall be responsible for any costs arising out of Supplier’s or its 3PL service provider’s failure to comply with the shipping instructions in this section.

(d) Packaging for Shipments. All shipping labels shall contain only the name of “Costco” and not the name of Supplier, Supplier’s 3PL service provider, or any third party unless mutually agreed otherwise between the parties in writing. Unless the parties agree otherwise, shipping labels shall show the address of the Supplier or, as applicable, its 3PL service provider so that undeliverable items will be returned by the carrier to Supplier or its 3PL service provider. The form of all shipping labels and packaging materials used by Supplier for any Product shall be approved in advance by Costco. Supplier must pack each item of Product in such a manner to prevent shipping damage under normal circumstances and to comply with all then-current guidelines of the carrier and Costco. All boxes, tape, cushioning materials and other packaging shall be supplied by Supplier at the Supplier’s expense. Any boxes used by Supplier may bear text or images that directly relate to the Product inside or the Product manufacturer. No other markings may appear on the boxes (including old shipping labels); provided, however that Costco may require that some shipments be packaged such that the contents are unknown (i.e., over-boxing may be necessary). Supplier may not include any flyers, brochures, coupons or any other item or materials within any shipment to a Customer (either inside the box or affixed to the outside) without Costco’s prior written authorization.

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

(e) Delivery Schedule for Shipping to Customers. Time is of the essence of this Addendum. Unless otherwise agreed in writing, all E-Purchase Orders received by Supplier before 2 P.M. (local time where the E-Purchase Order is received) must be shipped on the same day. All E-Purchase Orders received by Supplier after 2 P.M. (local time where the E-Purchase Order is received) and all other orders must be shipped on or before the next day.

(f) Shipment Notification; Proof of Delivery. After shipment of any Product to a Customer pursuant to an E-Purchase Order, Supplier shall, on the day of the shipment, complete and send to Costco a shipment notification, via Costco’s E-Purchase Order processing agent, in the format specified by Costco. All such shipment notifications must include the freight tracking number(s) of each shipment used to fulfill an E-Purchase Order (e.g., the shipment notification for an E-Purchase Order requiring three separate shipments must include a freight tracking number for each shipment). For all shipments to Customers, Costco’s receipt of shipment notification will initiate the payment terms in Section 7(i) below; Supplier shall not submit a separate invoice.

(g) Delivery to Customers; Risk of Loss; Freight Claims.

(i) Costco reserves the right to designate in an Item Agreement or otherwise the method of shipment (e.g., 2nd Day Air, Ground) and the carrier (e.g., UPS, FedEx), and, in such event, title and risk of loss shall pass from Supplier to Costco upon delivery of conforming Product to Costco’s carrier, provided the carrier’s employee or agent has signed the bill of lading or other delivery form acknowledging receipt. With Supplier’s full and timely cooperation, Costco will handle all freight claims when shipments are made on Costco’s carrier account number (e.g. UPS, FedEx).

(ii) All sales are on a delivered basis. Except when Costco selects the carrier, Supplier’s delivery of the Product shall occur and risk of loss shall pass only when and to the extent conforming Product has been received by the Customer designated in the E-Purchase Order and, if required by the E-Purchase Order, the Customer has acknowledged receipt in writing. Supplier will be responsible for making all claims with the carrier for all losses or damages and/or rework expenses.

(h) Packing Requirements and Inspection. Supplier, at its own cost, shall comply with all packing (including pallets) requirements of the carrier and Costco, including without limitation packing and shipping requirements for potentially hazardous materials. In the event the packaging requirements are not met, Costco, at its sole discretion, may, at Supplier’s sole expense, reject the Product and/or rework or replace the packaging. Supplier shall inspect all Products prior to shipment to ensure quality, safety, conformity with the Product Description, and properly packing and loading to prevent transit damage and tampering.

(i) Payment. Unless otherwise agreed to in writing, Costco shall not be obligated to pay for any Product shipped to Customers until thirty (30) days after Costco’s receipt of Supplier’s shipment notification. Costco’s payment to Supplier will reference Costco’s E-Purchase Order number(s). Supplier shall under no circumstances delay any shipment of Product based on a delay in payment by Costco.

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

(j) Digital Products. “Digital Products” means Products that will be delivered to Customers electronically, without a physical product or packaging, including without limitation movie and event tickets, gift certificates, etc. If the parties agree to offer Digital Products to Customers through a Site, the terms of this Section 7 will apply to such Digital Products as provided below.

(i) Suppliers shall check for new E-Purchase Orders for Digital Products at least every five (5) minutes.

(ii) All E-Purchase Orders for Digital Products must be delivered within fifteen (15) minutes of Supplier’s receipt of the E-Purchase Order.

(iii) Unless agreed otherwise by the parties in writing, all other terms of Section 7 will be in force as applicable to Digital Products.

(k) Proof of Compliance. Upon request by Costco, Supplier shall, at Supplier’s expense, promptly obtain and provide to Costco evidence of Supplier’s compliance with the terms of this Addendum, including without limitation: (a) all certifications, guaranties and other documents regarding and verifying compliance with applicable laws and regulations, including any Safety Data Sheet (“SDS”) as required by OSHA regulations; (b) an annual Good Manufacturing Practices (“GMP”) Audit conducted by a Costco-approved independent third-party auditor; (c) complete copies of third-party audits pertaining in any way to Supplier or any Product, including without limitation food safety audits, quality audits, corporate social responsibility audits, HACCP audits, and any other current or future third-party audits; and (d) all certifications, guaranties and other documents regarding and verifying Supplier’s compliance with operational requirements, instructions to carriers and 3PLs (if applicable), and/or privacy and data security requirements under this Addendum.

(l) Customer Service. Supplier will establish and maintain, at Supplier’s sole cost and expense, a customer support call center accessible through one or more toll free numbers for use by Customers. Supplier’s call center agents will be available to answer Customer telephone calls between the hours of 5 am and 8 pm, Pacific Time, Monday through Friday, and between 6 am and 6 pm, Pacific Time, on Saturday and Sunday (except holidays that are mutually agreed upon by Costco and Supplier). Phone calls must be answered within 30 seconds by a live operator or the phone system. The average tune a Customer must “hold” to speak with a live person will not exceed 3 minutes. If the hold time is anticipated to exceed 3 minutes, the Customer will be given the option to leave a message or to continue to hold. Supplier will use its best efforts to maintain an average abandon rate below 10%. If, in any two-week period, the average abandon rate exceeds 10%, or phones are not answered within 30 seconds, or the average hold time exceeds 3 minutes, appropriate measures will be taken, at the expense of Supplier, to identify and correct the problem within 30 days. Supplier will respond to all Customer inquiries within 24 hours. Supplier will resolve all Customer complaints within 24 hours after the complaint is brought to Supplier’s attention, unless Costco agrees to a longer resolution period as to particular Customer complaints.

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

(m) Cancellation; Late Shipment.

(i) Supplier shall notify Costco immediately if any shipment cannot be timely shipped as required in this Addendum. Supplier shall ship backorders and late shipments using an express shipping method, freight prepaid, at Supplier’s expense, and shall inform Costco of the ship date and expected delivery day of all backorders and late shipments, unless Costco cancels the shipment or the parties mutually agree otherwise.

(ii) If Customer returns any Product that was damaged in shipment or for any other reason, and Costco sends a replacement E-Purchase Order to Supplier, Supplier shall re-ship the applicable Product to the Customer on or before the next business day using express shipping methods that provide for delivery no later than three (3) business days from the date Supplier received the replacement E-Purchase Order, unless otherwise approved by Costco. Supplier shall provide same-day notification of shipment of replacement Product to Costco via Costco’s E-Purchase Order processing agent.

8. Privacy and Personal Information. The Privacy and Personal Information Standards attached hereto as Exhibit B, as amended from time to time, constitute obligations of Supplier under this Addendum.

9. Effect of Addendum. Except as expressly provided herein, this Addendum makes no changes or amendments of any kind to the Supplier Agreement. The Supplier Agreement, supplemented by this Addendum, shall govern the transactions contemplated in this Addendum.

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By signing below, the parties acknowledge and accept the terms of this Addendum.

COSTCO WHOLESALE CORPORATION		SUPPLIER: SONDORS INC

By	/s/ Cheryl Smeby	By	/s/ Storm Sondors
	(Buyer)		(Signature of Owner, Officer, or other Authorized Employee)

Printed Name:	Cheryl Smeby	Name:	Storm Sondors

Date:	11/30/20	Title:	CEO
		Date:	10/20/20
By	/s/ Ryan Jackson
(GMM)

Printed Name:	Ryan Jackson

Date:	11/30/2020

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

Exhibit A

3PL Confidentiality Agreement

This 3PL Confidentiality Agreement (“Agreement”) is between All Best Logistics , a third-party logistics company located at 2710 Yates Ave Commerce, CA90040 (“Provider”), and SONDORS INC (“Supplier”). Pursuant to an agreement with Supplier, Provider will fulfill orders for merchandise by customers of Costco Wholesale Corporation (“Costco”) and agrees to abide by the following terms required by Costco.

1. In connection with Provider’s services for Supplier, Provider will receive (a) personal information about identifiable individuals including without limitation names and other data related to Costco customers (e.g., name, membership number, telephone number, street address, email address, details of orders and fulfillments, location data, and online identifier and other customer-related data) (“Personal Information”) and (b) non-public information including, without limitation and without express designation as confidential, information about Costco sales volumes, individual and aggregate shopping records and histories, order handling processes and procedures, and information relating to product plans, forecasts, and/or sales or financial information related to Costco or products sold by Costco (“Confidential Information”). As between the parties to this Agreement, Costco shall own all right, title and interest to all Personal Information and all Confidential Information.

2. Provider shall comply with all applicable data protection and privacy laws and regulations. Provider shall not, directly or indirectly, (a) use or disclose Personal Information or Confidential Information for any purpose other than the performance of Provider’s obligations to Supplier with respect to fulfillment of orders by Costco customers; (b) retain, share, provide, collect, summarize, aggregate, correlate or otherwise analyze Personal Information or Confidential Information for any purpose; and (c) store Personal Information or Confidential Information for longer than is reasonably necessary to fulfill orders by Costco customers. By way of example and without limitation, Provider shall not: provide Personal Information to any third party (except as permitted in Section 3 below); use any Personal Information for any direct or indirect solicitations; add any Personal Information to any database of Supplier’s or Provider’s customers; or otherwise disclose, or permit access to any Personal Information.

3. Notwithstanding the foregoing, Provider may disclose Personal Information to carriers for individual orders solely to allow for delivery of products ordered by Costco customers.

4. Provider will establish and maintain security procedures and practices to protect the security and confidentiality of Personal Information and Confidential Information, including no less than industry standard physical, technological and administrative safeguards to prevent collection, use or disclosure of, or access to, such Personal Information. Provider will immediately notify Supplier and Costco of any breach of security or complaints received from any person or entity and any notices of investigation or non-compliance from any governmental or regulatory authority or agency related to the collection, use, access to, or disclosure of Personal Information, will co-operate with Costco and assist in any such investigation, and will rectify any alleged breaches of Provider’s obligations regarding confidentiality and protection of Personal Information to the satisfaction of Supplier and Costco. Provider will also comply with any additional data security requirements reasonably necessary to ensure the security of Confidential Information and/or Information. During and after its relationship with Supplier, Provider shall hold the Personal Information and Confidential Information in the strictest confidence.

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

5. Provider will securely destroy and delete Personal Information or Confidential Information on a regular basis to ensure that it is not storing Personal Information for longer than is reasonably necessary to fulfill orders by Costco customers. Upon conclusion of the business relationship between Provider and Supplier or between Supplier and Costco or upon written request by Costco or Supplier, Provider will cease all use of the Personal Information and/or Confidential Information and will deliver it to Costco or destroy it in a manner designated by Costco and will certify such destruction to Costco.

6. Supplier will ensure that Provider complies fully with the requirements for packing and shipping in Supplier’s agreement with Costco.

7. This Agreement is binding upon Provider and any affiliates of Provider that may at any time participate in the performance of any of Provider’s obligations to Supplier with respect to orders by Costco customers. Provider and such affiliates shall be liable for performance under this Agreement, jointly and severally. Supplier and Provider agree that (a) Supplier and Provider are both liable, jointly and severally, for Provider’s performance under this Agreement and (b) Costco is a third-party beneficiary of this Agreement and is independently entitled to enforce its terms. Supplier will provide Costco with a copy of the fully-executed Agreement. Supplier and Provider shall not modify or terminate this Agreement without Costco’s prior, written consent.

8. This Agreement is in addition to and does not supersede or modify any other agreements between Supplier and Provider. In the event of a conflict between this Agreement and any other agreement or understanding between the Supplier and Provider, this Agreement shall govern.

By signing below, the parties acknowledge and accept the terms of this Agreement.

Supplier SONDORS Inc.		Provider: All Best Logistics

By	/s/ Storm Sondors	By	/s/ Qing Wang

Name	Storm Sondors	Name	Qing Wang

Title	CEO	Title	CEO

Date	October 20, 2020	Date	October 20, 2020

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

Exhibit B

Privacy and Personal Information Standards

These Privacy and Personal Information Standards (“Standards”) govern Supplier’s possession, processing, use and disposition of Personal Information, as defined below. Supplier acknowledges that the privacy and protection of the personally identifiable information of Costco’s customers and compliance with applicable privacy laws and regulations are of the utmost importance to Costco. Supplier’s full and timely compliance with these Standards is essential to its relationship with Costco.

1. In connection with its agreement(s) with Costco, Supplier may be provided with, access or otherwise receive personal information that identifies or may be associated with an individual (including without limitation Customer name, membership number, telephone number, street address, email address, details of orders and fulfillments, credit card data, financial information, location data, and an online identifier and other data related to Customers) and information related to Costco’s employees and independent contractors (“Personal Information”). Supplier shall comply with all applicable data protection and privacy laws and regulations. Supplier certifies that it understands and will comply with these obligations and prohibitions related to selling, retaining, using, or disclosing Personal Information under these Privacy and Personal Information Standards. For the avoidance of doubt, “sell” shall have the same meaning as in the California Consumer Privacy Act of 2018 (“CCPA”). As required by the CCPA, Supplier will not disclose Personal Information outside of the direct business relationship between Costco and Supplier. As between Costco and Supplier, Costco shall own all right, title and interest to all Personal Information.

2. Supplier shall (a) not retain, share, provide, use, collect, aggregate, summarize, correlate or otherwise analyze in any way Personal Information for any purpose other than the performance of Supplier’s obligations under its agreement(s) with Costco and in accordance with the specific documented instructions Supplier has received from Costco, including as set forth herein, unless otherwise required by applicable law (after written notice to Costco of such requirement unless such notice is prohibited on important grounds of public interest); (b) treat Personal Information as the Confidential Information of Costco in accordance with its confidentiality obligations to Costco, provided that Personal Information shall not be subject to any exclusions in Section 28.2 of the Costco Wholesale Standard Terms or otherwise; (c) impose a comparable duty of confidentiality on any persons authorized by Supplier to access or process Personal Information; and (d) not disclose Personal Information except as expressly permitted in these Standards. By way of example and without limitation, Supplier shall not: provide Personal Information to any third party (except as provided in Section 3 below); rent, sell or barter any Personal Information; identify, promote or otherwise disclose such Personal Information in a manner that identifies any Customer; use any Personal Information for any direct or indirect solicitations; add any Personal Information to any customer or other database maintained by Supplier; or otherwise use, disclose, or permit access to any Personal Information in contravention of these Standards.

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

3. If Supplier reasonably considers it necessary to the performance of its obligations to Costco to transfer any Personal Information to a third party (other than carriers delivering Products to Customers), such as an agent or affiliate of Supplier or a third-party logistics provider, Supplier shall obtain Costco’s prior written consent and shall enter into a written agreement with the third party that requires such third party to treat Personal Information in accordance with the terms of these Standards and not use Personal Information for any purpose other than to perform Supplier’s obligations hereunder. Costco shall be a third-party beneficiary of such agreement.

4. Supplier shall also (a) establish and maintain security procedures and practices to protect the security and confidentiality of Personal Information, including no less than industry standard physical, technological and administrative safeguards to prevent collection, use or disclosure of, or access to, such Personal Information; (b) promptly (and in any case within 5 days) notify Costco of any individual’s requests or complaints received by Supplier with respect to collection, processing, use, or storage of Personal Information, not respond to any such request or complaint (unless expressly authorized by Costco to do so) and, upon request, provide reasonable assistance to Costco for the fulfillment of Costco’s obligation to honor requests by individuals (or their representatives) to exercise their rights under applicable data protection laws; (c) amend any Personal Information upon Costco’s request; and (d) comply with any additional data security requirements reasonably necessary to ensure the security of Confidential Information and/or Personal Information, including without limitation providing, Costco with the results of any regular, independent, third-party audit of Supplier’s data security practices or facilities or upon request by Costco. Supplier will provide information and assistance requested by Costco to demonstrate Supplier’s compliance with its obligations under these Standards and assist Costco in meeting its obligations under applicable data protection law. Unless otherwise agreed to in writing, in advance, by Costco, all Personal Information must be accessed, used and stored by Supplier only in the United States.

5. Supplier will immediately notify Costco of any complaints received or any notices of investigation or non-compliance from any governmental or regulatory authority or agency related to Personal Information and will cooperate with Costco and assist in any such investigation. Supplier will immediately notify Costco in writing whenever Supplier reasonably believes that there has been unauthorized access, acquisition, use, alteration, disclosure, loss, destruction of or damage to Personal Information, or any other unauthorized processing of Personal Information (“Security Incident”). After providing notice, Supplier will investigate any Security Incident, take all necessary steps to eliminate or contain the exposure of the Personal Information and keep Costco informed of the status and cause of the Security Incident and all related matters. Supplier will, at its sole cost and expense, rectify any alleged breaches of Supplier’s obligations under these Standards to the satisfaction of Costco. Supplier will provide reasonable assistance and cooperation requested by Costco in the furtherance of any correction, remediation, investigation or recording of any Security Incident and/or the mitigation of any potential damage.

6. On request by Costco from time to time, Supplier shall destroy Personal Information in any format in its possession or control in a manner reasonably acceptable to Costco. Upon conclusion of the business relationship between Costco and Supplier, Supplier shall (a) cease all use of Personal Information in any format for any purpose, (b) provide Costco with a complete copy of all Personal Information in Supplier’s possession or control, and (c) certify in writing to Costco that Supplier has destroyed all such Personal Information in any format in its possession or control in a manner reasonably acceptable to Costco.

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E-Commerce Addendum to Costco Wholesale Supplier Agreement

7. In addition to its indemnity obligations under its agreements) with Costco, Supplier shall indemnify, hold harmless and, upon Costco’s request, defend Costco Indemnitees from and against any and all damages, liabilities, expenses, claims, fines and losses of any type, including without limit reasonable attorneys’ fees, in connection with, arising out of or relating, in whole or in part, to any Security Incident or to Supplier’s actual or alleged failure (or the failure of any employee, contractor or agent of Supplier) to comply with the obligations under these Standards or any applicable data protection laws

8. Any limitations of liability agreed upon by the parties in the Supplier Agreement or otherwise shall

9. In addition to Supplier’s obligations under the Supplier Agreement, Supplier shall also provide data breach insurance covering liabilities for financial loss resulting or arising from acts, errors, or omissions, in connection with a Security Incident and the Supplier’s obligations under this E-Commerce Addendum as well as all costs, including damages it is obligated to pay Costco or any third party, which are associated with any Security Incident or loss of Personal Information, regardless of cause (including, without limitation, negligence or gross negligence and unlawful third-party acts). Costs to be covered by this insurance policy shall include without limitation: (a) costs to notify Customers whose Personal Information was lost or compromised; (b) costs to provide credit monitoring and credit restoration services to Customers whose Personal Information was lost or compromised; (c) costs associated with third-party claims arising from a Security Incident or loss of Personal Information, including litigation costs and settlement costs; and (d) any investigation, enforcement or similar miscellaneous costs. Such insurance shall provide coverage for up to $10 million dollars.

10. These Standards may be amended in writing by Costco from time to time upon prior notice to Supplier, provided that any amended Standards will not be in effect until thirty (30) days after Supplier is informed of the amended Standards.

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